Exhibit 99.1

Beeline Q2 2026 Revenue Increases 57% Year-Over-Year; Net Loss Narrows 24% vs. Q1 2026

Record July margins, improving financial metrics and proposed TYTL combination position Beeline for continued growth and operating leverage despite macro headwinds

Management to host a conference call on August 13 at 5:00 p.m. ET to review results and discuss outlook

PROVIDENCE, R.I. – August 13, 2026 – Beeline Holdings, Inc. (Nasdaq: BLNE) (“Beeline” or the “Company”), a technology-driven mortgage lender and fractional equity platform, today announced financial results for the second quarter ended June 30, 2026.

Q2 2026 Financial Highlights

●	Net revenue of $2.6 million, up 57% year-over-year.
●	Net loss narrowed to $4.0 million from $5.3 million in Q1 2026.
●	Non-cash expenses totaled $2.3 million, resulting in an approximately $1.7 million cash deficit for the quarter.
●	Adjusted EBITDA loss narrowed to $2.6 million from $3.0 million in Q1 2026.
●	June expenses were $369,000 less than May.
●	Operating margins increased by 9.4% from the previous quarter.
●	The Company ended Q2 2026 with $1.5 million in cash, $50.5 million in shareholders’ equity and no corporate debt.
●	With fundamentals improving, the Company intends to continue managing liquidity and capital deployment with a focus on minimizing shareholder dilution.

Adjusted EBITDA is a non-GAAP financial measure. See the reconciliations below.

Management Commentary

“Q2 2026 represented another quarter of meaningful progress for Beeline, with revenue increasing 57% year-over-year,” said Nick Liuzza, Chief Executive Officer of Beeline. “The changes we made to our product mix are beginning to show in our margins and operating results, and we expect that impact to become more pronounced in Q3, although the unpredictable macro environment could affect results. We believe we are demonstrating operating leverage as we scale the core business, while the proposed TYTL combination could add a differentiated, higher-revenue residential equity product whose economics are not directly tied to interest rates.”

July Operating Momentum and Subsequent Events

Beeline continued to build momentum following quarter-end:

●	July revenue is expected to be the highest of the year.
●	July operating margin is expected to be the highest since inception.
●	Chief Executive Officer Nick Liuzza invested $500,000 in Beeline through a convertible note that automatically converts into common stock at the higher of $1.50 per share or the applicable five-day closing VWAP, beginning August 12, reflecting above-market pricing and he may make future investments.
●	Beeline announced a non-binding Letter of Intent to acquire TYTL Holdings, Inc. in an all-stock business combination, which envisions combining Beeline’s mortgage, lending and title capabilities with TYTL’s blockchain-enabled residential equity and digital securities platform.

BeelineEquity and Proposed TYTL Combination

During the quarter, Beeline continued to advance BeelineEquity, its fractional home equity offering in partnership with TYTL. The platform’s operating infrastructure has been built and integrated to support future scaling.

The proposed TYTL acquisition would combine two developed platforms into a differentiated robust and potentially valuable business model leveraging prime residential real-world assets (RWA), positioning the combined company to participate in the rapidly growing digital securities market while expanding beyond traditional mortgage lending.

Product Differentiation. TYTL’s residential equity product provides qualified homeowners access to home equity without monthly payments or a maturity date, with economics that are not directly tied to interest rates.

Higher Revenue Per Transaction. TYTL’s model is expected to generate approximately 3x more revenue per transaction, potentially shortening the path to cash-flow-positive operations while creating an opportunity to build a significant revenue business around residential real-world assets rather than traditional mortgage lending alone.

Digital Asset Treasury. The combined company expects to retain Regulation D digital securities equal to approximately 5% of each TYTL transaction value, potentially creating a growing balance-sheet portfolio backed by ownership interests in residential real estate that could support non-dilutive strategies, including acquisitions or share repurchases.

The companies are in the process of engaging an investment banker to assist with the sale of TYTL digital securities to institutional investors to fund future transactions and potentially access capital at more attractive economics than currently available in the marketplace.

The proposed transaction remains subject to due diligence, negotiation and execution of definitive agreements, a fairness opinion, valuation analyses, shareholder approval and other customary closing conditions. There can be no assurance that the transaction will be completed on the terms currently contemplated or at all.

Outlook

Beeline enters the second half of 2026 with a growing revenue base, improving margins, reduced cash expenses and a product mix increasingly weighted toward higher-margin offerings.

Management remains focused on growing revenue while maintaining expense discipline, narrowing Adjusted EBITDA losses and progressing toward operating break-even.

Conference Call

Management will host a conference call on August 13, 2026, at 5:00 p.m. ET to discuss second-quarter results, recent operating trends, the Company’s outlook and the proposed TYTL transaction. The call will be led by Nick Liuzza, Chief Executive Officer, Jess Kennedy, Chief Operating Officer, and Chris Moe, Chief Financial Officer.

Participants may join via webcast or by phone using the details below:

●	Listen-only webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=vxAcpqFk
●	Toll-Free Dial-In (U.S.): 877-317-6789
●	International Dial-In: 412-317-6789

Use of Non-GAAP Measures

This press release includes both financial measures in accordance with Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of Beeline nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA, a non-GAAP financial measure, to evaluate and assess our core operating results from period-to-period after removing the impact of items that affect comparability. Our management recognizes that the non-GAAP financial measure has inherent limitations because of the excluded items described below. We also review our operating metrics without including stock-based compensation, which is another non-GAAP financial measure.

We have included a reconciliation of our non-GAAP financial measure to the most comparable GAAP financial measure. We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between Beeline and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each.

The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items.

The following table presents a reconciliation of net loss to Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025 (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2026	2025	2026	2025
Net loss	$(4,034)	$(4,140)	$(9,312)	$(11,067)
Interest expense	-	388	-	2,277
Depreciation and amortization	806	836	1,621	1,656
Stock-based compensation expense	1,063	23	2,040	174
Non-recurring expenses (1)	39	-	508	321
Gain on remeasurement of previously held equity interest	(480)	-	(480)	-
Net loss from discontinued operations	-	136	-	358
Adjusted EBITDA	$(2,606)	$(2,757)	$(5,623)	$(6,500)

(1)	For the three and six months ended June 30, 2026, non-recurring expenses included costs related to the class action complaint. For the six months ended June 30, 2025, non-recurring expenses included merger costs related to the shareholder meeting on March 7, 2025 to approve the name changing to Beeline Holdings, Inc. and to approve the Series F and F-1 Preferred Stock (shares received in the merger) to convert to common shares, as well as costs related to the Nasdaq initial listing.

About Beeline Holdings, Inc.

Beeline is a next-generation mortgage and home equity service company simplifying the path to homeownership and liquidity. By combining blockchain technology, automation, and a customer-first digital experience, Beeline makes financing a home, or unlocking its value, faster, fairer, and more transparent.

For more, visit www.makeabeeline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding plans and expectations with respect to the Company’s future financial performance and key metrics including improved margins in the third quarter of 2026, expectations with respect to the potential acquisition of TYTL and the perceived or anticipated benefits and opportunities of such a transaction including plans, goals and expectations for the combined company, the Company’s intentions and efforts to manage cash and expenses and access future sources of capital, the benefits and growth of BeelineEquity, our growth prospects and trends and potential with respect to the future performance of our business and the industry in which we operate. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” “believe,” “estimate,” “forecast,” “project,” “target,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, central bank interest rates and future interest rate changes, the risks arising from the impact of affordability, inflation, tariffs, the war in the Middle East, the deterioration of the labor market of the United States, a recession which may result on the Company’s business, prospective customers, and on the national and global economy, our need for additional capital to meet future goals and milestone targets, our ability to attract homeowners to our products and services, our ability to comply with applicable regulatory requirements and new regulations and developments that may arise including the potential for regulatory changes regarding digital assets, artificial intelligence, and other areas that impact and may in the future impact the Company’s business, the possibility that our expectations and perceived benefits with respect to strategic transactions, including our recent acquisition of the remaining outstanding equity interest in MagicBlocks and a potential acquisition of TYTL if that transaction closes, prove to be incorrect, risks with respect to integrating acquired businesses, our ability to negotiate and execute definitive agreements, satisfy closing conditions, obtain required approvals including stockholder approvals and an independent fairness opinion with respect to a potential transaction with TYTL and the possibility that actual transaction economics, ownership percentages and other material terms may differ from those contemplated by the letter of intent with TYTL as negotiations and due diligence progress, and the ability of us and third parties on which we depend to comply with applicable regulatory requirements, the risk that software and technology infrastructure on which we depend fails to perform as designed or intended. Additional information regarding these and other risks is contained in Beeline’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s 2025 Annual Report on Form 10-K and our prospectus supplement dated March 10, 2026. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

investors@makeabeeline.com

Media Contact:

press@makeabeeline.com